EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, and 333-116062 on Form S-8 and Registration Statement No. 333-91954 on Form S-3, of StanCorp Financial Group, Inc., of our report dated June 14, 2006, appearing in this Annual Report on Form 11-K of Standard Insurance Company Home Office Employees’ Deferred Compensation Plan for the Year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
June 14, 2006